SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                 DATE OF EARLIEST REPORTED EVENT - APRIL 2, 2004

                           THE ENCHANTED VILLAGE, INC.
             (Exact name of Registrant as specified in its charter)


              DELAWARE                   000-11991             30-0091294
(State or other jurisdiction of         (Commission          (IRS Employer
           incorporation)               File Number)      Identification Number)


                       936A BEACHLAND BOULEVARD, SUITE 13
                            VERO BEACH, FLORIDA 32963
                    (Address of principal executive offices)


                                 (772) 231-7544
              (Registrant's telephone number, including area code)


                                 (772) 231-5947
                (Issuer's facsimile number, including area code)


          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On April 2, 2004, The Enchanted Village, Inc., a Delaware corporation, ("ECVL") entered into a Share Exchange Agreement pursuant to which it agreed to acquire Fairford Holdings Limited ("Fairford"), a Hong Kong limited liability company. Fairford owns 90% of the capital stock of Ruili Group Ruian Auto Parts Co., Ltd ("Ruili"), a Sino-foreign equity joint venture established pursuant to the Laws of the People's Republic of China on Chinese-Foreign Equity Joint Ventures.

Ruili is engaged in the manufacture and sale of automobile valves and automobile valve related products.

ECVL shall acquire all of the issued and outstanding common shares of Fairford in exchange for ECVL's issuance to the shareholders and designees of Fairford of shares of ECVL's convertible preferred stock which, after giving effect to the conversion to common stock and the acquisition, will represent 97.5% of the then issued and outstanding common shares of ECVL. At the close of the transaction, it is contemplated that a new board of directors will be designated by the Fairford shareholders. Additionally, Ruili plans to change its name to "SORL Auto Parts, Inc."

ECVL's acquisition of Fairford is subject to the fulfillment and satisfaction of certain terms and condition. While the acquisition is presently expected to close in early May 2004, no assurance can be given that the parties will in fact be able to satisfy the conditions precedent to the transaction.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C)   EXHIBITS.

      99.1  Press Release



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, The Enchanted Village, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


THE ENCHANTED VILLAGE, INC.
April 7, 2004


By:             /s/ KEVIN R. KEATING
    ---------------------------------------------
    Kevin R. Keating, President and sole Director